UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022 (April 5, 2022)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 711-2009

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exchange registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Exchange Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

On April 5, 2022, Singlepoint Inc. (the “Company”) entered into a purchase agreement pursuant to which the Company can acquire an all of the outstanding membership interests of Frontline Power Solutions, LLC (“Frontline”).  Frontline provides its clients with wholesale power in a collection of unregulated energy markets throughout the United States.  The aggregate purchase price is $750,000 (the “Purchase Consideration”). The closing of the aforementioned transaction (the “Closing”) is subject to the satisfaction (or waiver) of certain conditions as of the Closing including but not limited to: completion of due diligence of Frontline by the Company. Upon Closing, the Purchase Consideration will be payable through a combination of cash and issuance of shares of common stock.

The foregoing description of the transaction and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed by the Company when/if a Closing has been scheduled.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 8.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information in this Report will not be deemed an admission as to the materiality of any information herein.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLEPOINT INC.

Dated: April 7, 2022	By:	/s/ William Ralston
William Ralston
President

3